Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Lantronix, Inc. of our report dated August 24, 2016, related to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2016.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ SQUAR MILNER

Newport Beach, California

April 27, 2017